                                                      EXHIBIT 10(i)

                               STANHOME INC.

                    MANAGEMENT INCENTIVE PLAN (M.I.P.)

              Amended and Restated effective January 1, 1994



I.    PURPOSE

      The Management Incentive Plan (M.I.P.) is a variable compensation plan designed to motivate Stanhome management team members in achieving superior results and to link compensation with the Company's business objectives.


II.   ELIGIBILITY

      The M.I.P. is offered to key executives who are in a position to have an impact on the results of the business. This is normally defined as executives in labor grades 15 and above.


III.  BONUS FORMULA

      An executive's Annual Bonus is based on the following:

      A.    Individual Portion - 40% of Target Bonus
            This portion consists of clearly stated and measurable specific personal objectives, developed and agreed to between the executive and his or her supervisor.

      B.    Financial Portion - 60% of Target Bonus
            This portion is based on performance of the Company, the Worldwide Group or the executive's principal business unit in relation to the Annual Profit Plan. Performance criteria will vary according to the particular business unit. In cases where an executive in labor grade 18 and above has responsibilities that span business units, the Financial Portion will be split 45%/15% between the executive's principal business unit and the Worldwide Group.

      C.    Leveraging
            Achievement of both Individual and Financial Objectives is leveraged in accordance with the following formula:

         % of Financial Plan Achieved        % Award Leverage
            less than 90%                      0  (Financial Portion Only)
             90%                              50%  (Financial Portion Only)
            100%                             100%
            105%                             120%
            115%                             160%
            125%                             200%



IV.           AWARD DETERMINATION

      A.    Criteria

               Individual Portion: At the beginning of each year, management reviews all results for the prior year and arrives at a determination of the extent to which the participants' individual objectives have been achieved.

               Financial Portion: Results are determined based upon the Company's audited year-end financial statements compared to the objectives established in the Annual Profit Plan. Management makes a separate calculation for each of the applicable financial criteria.

      B.    Calculation of Bonus Award

               If Financial Results are equal to or greater than 100% of
               Plan:
               The sum of Individual Portion Achieved III(A) plus the Financial Portion Achieved III(B) is multiplied by the leveraging formula in III(C) to equal the TOTAL BONUS AWARD.

               If Financial Results are between 90% and 100% of Plan:
               There is no leveraging on the Individual Portion Achieved and the Financial Portion Achieved III(B) is reduced by the leveraging formula outlined in III(C). TOTAL BONUS AWARD equals the sum of III(A) and III(B X C).

               If Financial Results are less than 90% of Plan:
               The Bonus Award is based solely on the achievement of the Individual Portion in III(A) (maximum 40% of target).


V.    APPROVALS

      A.    Individual Objectives:   These require the approval of the
            immediate supervisor and the Group President. CEO approval is required for the first two levels of direct reports and for Worldwide Group Vice Presidents.

      B. Financial Objectives: Final numbers and calculations will be prepared by the Corporate Finance Department and require approval of the CEO.

      C. Final Payments: All final bonus calculations and recommended payments are submitted to the Compensation and Stock Option Committee of the Board of Directors for review and final approval at the March Committee meeting.